SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 22, 2002

ESG RE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-23481	Not Applicable
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

16 Church Street		Not Applicable
Hamilton HM11, Bermuda		(Zip Code)
(Address of Principal Executive Offices)

(441) 295-2185

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

                ESG Re Limited (“ESG” or the “Company”) received a letter from Deloitte & Touche on November 22, 2002, stating that Deloitte & Touche had resigned as ESG’s independent auditors, effective on that date.  The letter indicated no reason for the resignation.  The Company requested that Deloitte & Touche identify any accounting disagreements or reportable events as those terms are used in Item 304(a) of Regulation S-K.  On November 29, 2002, Deloitte & Touche supplied ESG with a schedule identifying accounting disagreements and a reportable event.

                The reports of Deloitte & Touche on ESG’s financial statements for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the December 31, 2001 report was modified to reflect a restatement of ESG’s financial statements.

                In connection with the audits of ESG’s financial statements for the fiscal years ended December 31, 2000 and December 31, 2001, and in the interim periods ended March 31, 2002 and June 30, 2002, there were no accounting disagreements between the Company and Deloitte & Touche.  Deloitte & Touche’s November 29, 2002 schedule identified seven accounting disagreements related to the quarter ended September 30, 2002.  These include: (1) a proposed provision for impairment in the value of the Company’s investment in 4Sigma Limited in the amount of $2,382,000; (2) a proposed write-off of the Company’s deferred tax asset in the amount of $1,300,000; (3) an unspecified increase of the Company’s legal reserves; (4) a proposed provision in the amount of $203,000 for funds withheld in connection with a specific agreement; (5) a proposed write-off of $1,500,000 of a receivable due to the Company under a specific agreement; (6) a proposed addition to the income statement of $125,000, reflecting an excess of inter-company broker receivables over inter-company broker payables; and (7) disclosure of significant uncertainties relating to the Company’s financial position.  ESG believes that these items were open issues that continued to be the subject of discussion and review with Deloitte & Touche.

                Deloitte & Touche’s November 29, 2002 schedule identified one reportable event.  Deloitte & Touche articulated that reportable event as a proposed restatement of the Company’s financial statements for the quarter ended September 30, 2001, the fiscal year ended December 31, 2001, and the quarters ended March 31, 2002 and June 30, 2002 to reflect appropriate accounting for Company’s co-reinsurance contract with ACE Limited.

                Deloitte & Touche has not discussed the accounting disagreements and reportable event set forth on their November 29, 2002 schedule with the Board of Directors or the Audit Committee of the Board.

                ESG is currently in the process of seeking a replacement auditor and will file an additional Form 8-K once one has been selected.  The Company intends to authorize Deloitte & Touche to communicate freely with the replacement auditor on all matters relating to ESG, including the accounting disagreements and reportable event identified in Deloitte & Touche’s November 29, 2002 schedule.

                In connection with Deloitte & Touche’s review of ESG’s results for the quarter ended September 30, 2002, there was an ongoing dialogue of questions and responses between Deloitte & Touche and ESG.  To allow Deloitte & Touche and ESG to work through these questions and responses, additional time was needed for the quarterly review process and filing of the Form 10-Q.  On November 15, 2002, ESG reported this delay on Form 12b-25.  On the Form 12b-25 and in its earnings release dated November 8, 2002, ESG indicated that it expected to report $1.4 million in losses for the third quarter.  ESG acknowledges had the third quarter review been completed by Deloitte & Touche, there would have been some adjustments which would have affected the financial results announced for the period.  While ESG cannot at this time identify the exact amount of those adjustments or the effect of these adjustments on subsequent financial periods, it currently estimates, based on the information available to it, that such adjustments are likely to be an additional loss on the order of $500,000, although there can be no assurance that the amount might not be higher.

                ESG provided a copy of this Form 8-K to Deloitte & Touche and requested Deloitte & Touche to furnish it with a letter addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made by ESG in this Form 8-K, and, if not, identifying the statements with which it does not agree.  A copy of Deloitte & Touche’s letter will be filed as an exhibit to an amendment to this Form 8-K.

ITEM 5.   OTHER EVENTS

On November 25, 2002, the Company received a Nasdaq Staff Determination letter indicating that, as a result of the Company’s failure to timely file its Report on Form 10-Q for the period ending September 30, 2002, the Company’s securities would be delisted from the Nasdaq Stock Market, effective at the opening of business December 3, 2002.  The Company has requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination.  The hearing is expected to be scheduled within 45 days of the filing of the hearing request.  The Company has been advised that the hearing request will stay the delisting of the Company’s securities, pending a decision by the Panel.  The Company will present a plan to Nasdaq for achieving the requirements for continued listing, but there can be no assurance the Panel will grant the Company’s request for continued listing.

On December 2, 2002, the Company issued a press release (attached as Exhibit 99.01) announcing the resignation of Deloitte & Touche as auditors and the pending delisting from Nasdaq.

Forward-Looking Statements

Uncertainties related to forward looking statements:  Certain statements and information included in this filing constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended.  These statements express our intentions, strategies, or predictions for the future. Forward looking statements in this filing include, among other things, statements regarding: (1) the potential delisting of our stock from the Nasdaq Stock Market; (2) the anticipated changes in our net losses and (3) the future impact of any accounting disagreements or reportable events on our financial condition or reported results of operations.  The most significant risk factors related to subject matter of this press release are (1) the risk that our stock will be delisted from the Nasdaq Stock Market, and the resulting illiquidity of our common stock; (2) if we are delisted, the risk that we will become the target of potential regulatory actions or investigations and (3) the risk that the Company will experience delay in the retention of a new independent auditor.  A further discussion of factors that could affect ESG’s future performance and results is included in reports filed by ESG with the Securities and Exchange Commission, including ESG’s Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

ITEM 7.  EXHIBITS.

                Exhibit 99.01          Press Release dated December 2, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 2, 2002

ESG RE LIMITED

By:	/s/Margaret L. Webster
Margaret L. Webster
Chief Operating Officer, General Counsel & Secretary